Certified Public Accountant
                                                    10924 Vance Jackson #404
                                                    San Antonio, Texas 78230
                                                        (210) 699-1287(ofc.)
                                        (888) 699-1287  (210) 691-2911 (fax)

                                                                     Member:
                                                 American Institute of CPA's
                                                      Texas Society of CPA's


September 19, 2001

I consent to the use, of my report dated August 22, 2001, in the Form SB-2, on the financial statements of Mees Masonary Corporation, dated June 30, 2001, included herein and to the reference made to me.

I consent to the use, of my report dated August 22, 2001, in the Form SB-2, on the financial statements of Mees Masonary, (a Sole Proprietorship), dated December 31, 1999, December 31, 2000, and May 24, 2001, included herein and to the reference made to me.




Clyde Bailey